CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FIRST INVESTORS CORPORATION


                Under Section 805 of the Business Corporation Law


     The undersigned, being the President and the Secretary of FIRST INVESTORS CORPORATION, do hereby certify and set forth:

     (1) The name of the corporation is FIRST INVESTORS CORPORATION. The name under which the corporation was formed is NFIC CORPORATION.

     (2) The certificate of incorporation of NFIC CORPORATION was filed by the Department of State on the 7th day February, 1968. The certificate of amendment of the certificate of incorporation changing the name of NFIC CORPORATION to FIRST INVESTORS CORPORATION was filed by the Department of State on the 19th day of June, 1968.

     (3) The certificate of incorporation of FIRST INVESTORS CORPORATION is hereby amended pursuant to section 801(b)(2) of the Business Corporation Law to enlarge its corporate purposes to specifically include, in addition to those corporate powers previously granted, the following:

                    "To act as an insurance agent, or
                    broker, for any person, firm or
                    corporation, for life insurance,
                    accident insurance, health insurance,
                    property insurance, casualty insurance,
                    or any other form of insurance; to
                    receive commissions or other
                    compensation from so acting as an
                    insurance agent or broker; to become
                    licensed to become an insurance agent or broker under the laws of the State of New York or any other State.

     (4) The manner in which this amendment to the certificate of incorporation of FIRST INVESTORS CORPORATION was authorized by the unanimous written consent of the holders of all outstanding Shares entitled to vote thereon; dated May 20, 1976, and filed with the corporation that date.

     IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 20th day of May, 1976.


                                            /s/ David D. Grayson, President
                                            -------------------------------


                                            /s/ Grace C. Sorensen Secretary
                                            -------------------------------



STATE OF NEW YORK   )
                    :  SS.:
COUNTY OF NEW YORK  )


     David D. Grayson, being duly sworn, deposes and says that he is the President of FIRST INVESTORS CORPORATION, the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.


                                            /s/ David D. Grayson, President
                                            -------------------------------



Subscribed and sworn to before
me on May 20, 1976.



/s/ Andrew J. Donohue
--------------------------------
Notary Public, State of New York

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATION OF INCORPORATION
                                       OF
                                NFIC CORPORATION


     Under Section 805 Of The Business Corporation Law

     The undersigned, being the President and Secretary of NFIC CORPORATION, do hereby certify and set forth:

     (1)  The name of the corporation is NFIC CORPORATION.

     (2) The certificate of incorporation of NFIC CORPORATION was filed by the Department of State on the seventh day of February, 1968.

     (3) The certificate of incorporation of NFIC CORPORATION is hereby amended to effect a change in the corporate name pursuant to section 801(b)(1) of the Business Corporation Law.

     (4) Article ONE of the certificate of incorporation is hereby amended to read as follows:

               "ONE:     The name of the corporation is:
                         FIRST INVESTORS CORPORATION."

     (5) The manner in which this amendment to the certificate of incorporation of NFIC CORPORATION was authorized: by the unanimous written consent of the holders of all outstanding shares entitled to vote thereon, dated June 19, 1968, and filed with the corporation on that date.

     IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 19th day of June, 1968.

                                            /s/ David D. Grayson, President
                                            -------------------------------


                                            /s/ Grace C. Sorensen, Secretary
                                            --------------------------------




STATE OF NEW YORK  )
                    :
COUNTY OF NEW YORK )


     David D. Grayson, being duly sworn, deposes and says the he is the President of NFIC CORPORATION, the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.


                                            /s/ David D. Grayson, President
                                            -------------------------------

Subscribed and sworn to before
me on June 19th, 1968


/s/ George J. Grumbach, Jr.
--------------------------------
Notary Public, State of New York

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NFIC CORPORATION

               (Under Section 402 of the Business Corporation Law)


     I, the undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, do hereby certify:

     ONE: The name of the proposed corporation is: NFIC CORPORATION

     TWO: The purpose for which the corporation is to be formed are to do any and all of the things hereinafter set forth to the same extent as natural persons might or could do in any part of the world, namely:

     (a) To buy, sell, contract to buy, contract to sell, distribute, dispose of, solicit offers to buy, distribute or sell, solicit applications or subscriptions for, or otherwise to deal in and with plans for investment in the securities of investment companies, stocks, bonds, debentures, certificates of interest or participation, trust certificates, investment contracts, voting trust certificates, annuity contracts or any other like interest or instrument, whether as broker, dealer, underwriter, distributor, wholesaler, agent, sponsor, depositor or otherwise.

     To acquire, own, exchange, construct, produce, manufacture, operate, distribute, trade or otherwise deal with, and dispose of in any manner, mortgage, pledge or hypothecate, property, real or personal, or any interest therein, of every kind and description, wheresoever situated, as principal, agent, or broker as the same may appertain to or be useful in the conduct of the business of the corporation;

     To apply for, acquire, hold, own, enter into, use, dispose of, and generally deal in and with grants, concessions, franchises, licenses and contracts of every kind and description, and to experiment upon, test or develop any process, improvement, invention or the like, and (without limiting the generality of the foregoing), in carrying on its business and for purposes of furthering its objects and purposes, to enter into and perform agreements, guarantees and contracts of any nature with any governmental or private entities, or any combination thereof, whatsoever;

     To acquire, own, hold, exchange, use, pledge, hypothecate, mortgage, dispose of, and generally deal in and with, in any legally permissible manner, securities, choses in action and obligations of every kind and description, tangible and intangible, of any governmental or private entity, or any combination thereof, whatsoever, located in or organized under the laws of any part of the world; to acquire and become interested in any such securities, choses in action, or obligations in any manner permitted by law, and irrespective of whether or not they are fully paid or subject to further payments or assessments; to exercise without limitation any and all rights, powers and privileges of individual ownership and interest in respect of any such choses in action, obligations or securities;

     To aid and assist financially and otherwise, any entity, wherever located, any security, choses in action, contract, or obligation of which is held directly or indirectly by or for the corporation, or in the business, financing or welfare of which the corporation shall have any interest;

     To form or acquire, alone or jointly with others, subsidiary corporations without regard to whether the purposes of such corporations are commensurate with the purposes stated in this certificate of incorporation and to convey and assign all or any part of its assets to any such subsidiary corporation or corporations in exchange for shares of the capital stock or other securities or evidences of indebtedness of such subsidiary corporation or corporations;

     To acquire, in whole or in part, the business, including the real and personal property of every kind, and to assume the whole or part of the liabilities, of any person, firm, association, or corporation, and to pay therefor in cash or in stock or bonds, or any other evidences of indebtedness of this corporation or otherwise; to hold or in any manner use or dispose of the whole or any part of such business and property so acquired and to exercise all the powers necessary or incidental to the conduct of such business;

     To pay for any property, securities, rights or interests acquired by the corporation in cash or other property, rights, or interests held by the corporation or by issuing and delivering in exchange therefor its own obligation or securities howsoever evidenced;

     To conduct its business and any and all branches thereof, in all localities as permitted by law, and to maintain one or more offices and agencies either within or anywhere without the State of New York;

     To do any and all things herein set forth to the same extent and as fully as natural persons might or could do and to do any and all other acts and things necessary, appropriate or convenient for the furtherance of or incidental to the business, objects and purposes herein enumerated and for the exercise of the powers herein conferred.

     The foregoing enumeration shall be construed in accordance with applicable provisions of law and, to the extent therein permitted shall be construed as powers as well as purposes and shall not be considered to exclude, limit or restrict in any manner any power, right or privilege given to the corporation by law, or to limit or restrict the meaning of the general terms of the general powers of the corporation as found in the Business Corporation Law or any other statute, regulation, decision or ruling now or hereafter in effect.

     Nothing herein contained shall be construed as giving the corporation any rights, powers or privileges not permitted to it by law, but the occurrence within any of the foregoing clauses of any purpose, power or object prohibited by the laws of the State of New York or of any other State, or of any territory, dependence or foreign country, in which the corporation may carry on business, shall not invalidate any other purpose, power or object not so prohibited, by reason of its contiguity or apparent association therewith.

     THREE: The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

     FOUR: The total number of shares that may be issued by the Corporation is two hundred (200) of no par value and shall be designated as Common Stock.

     FIVE: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The Post Office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: 120 Wall Street, New York, New York 10005.

     IN WITNESS WHEREOF, I have made, signed and acknowledged this Certificate this 6th day of February, A.D., 1968.


                                        /s/ George J. Grumbach, Jr.
                                        ---------------------------
                                        George J. Grumbach, Jr.
                                        52 Wall Street
                                        New York, New York  10005

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


     On this 6th day of February, 1968, before me personally came GEORGE J. GRUMBACH, JR., to me known, and known to me, to be the person described in and who executed the foregoing Certificate, and acknowledged to me that he had executed the same.


                                        Signature illegible
                                        --------------------------------
                                        Notary Public, State of New York

                                     BY-LAWS
                                       OF
                           FIRST INVESTORS CORPORATION
                             A New York Corporation
               (including all amendments through October 17, 1974)

                                    ARTICLE I

                            Meetings of Shareholders


     Section 1. Annual Meetings. An Annual Meeting of the shareholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the third Wednesday in March in each year, if not a legal holiday, or if a legal holiday then on the next succeeding business day not a legal holiday, at such hour as may be fixed by the Board of Directors.

     Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board or the President or the Board of Directors, to be held at such time as he or they shall fix in the call. Upon the written request of the holders of not less than ten percent of all the shares issued and outstanding and entitled to vote at the particular meeting, the Secretary shall call a special meeting of the shareholders, to be held at such time as the Secretary shall fix, not less than ten nor more than sixty days after the receipt of the request. The request shall state the purpose or purposes of the meeting and shall be delivered to the Secretary. Only such business may be transacted at a special meeting as is related to the purpose or purposes set forth in the notice thereof given pursuant to Section 5 of this
Article I.

     Section 3. Place of Meetings. Meetings of the shareholders shall be held at such place within or without the State of New York as shall from time to time be fixed or determined by the Board of Directors.

     Section 4. Adjournment. Whether or not a quorum is present, any meeting of shareholders may be adjourned for any reason by the holders of a majority of the shares of stock present in person or by proxy and entitled to vote thereat or, if no such shareholder is present, by the officer entitled to preside thereat or, if such officer is not present, by the officer authorized to act as secretary thereof, to a time and place determined by such majority of shareholders or such officer, as the case may be. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless after the adjournment the Board of Directors fixes a new record date for the adjourned meeting. If a new record is so fixed for any adjourned meeting, notice of the adjourned meeting shall be given to each shareholder entitled to vote at such adjourned meeting in the manner provided in Section 5 of this Article I. If a new record date is not so fixed, no notice of the adjourned meeting shall be required if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken.

     Section 5. Notice of Meetings. Written notice of the date, time and place of each annual or special meeting of the shareholders shall be given by the Chairman of the Board or the President or the Secretary personally or by mail to each shareholder of record entitled to vote at such meeting, or who by reason of any action proposed at such meeting would be entitled to receive payment for his shares pursuant to the provisions of the New York Business Corporation Law, not less than ten nor more than fifty days before the meeting. Notice of each special meeting shall also indicate that it is being issued by or at the direction of the person calling the meeting and shall state the purpose or purposes for which the meeting is called. Notices, if mailed, shall be directed to each such shareholder at his address as it appears on the stock records of the Corporation or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, at the address so designated.

     If action is proposed to be taken at any meeting which would, if taken, entitle any shareholders to receive payment for their shares pursuant to the provisions of the New York Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect.

     Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting, or who attends a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice thereof.

     Section 6. Chairman and Secretary of Meetings of Shareholders. Each meeting of the shareholders shall be presided over by the Chairman of the Board or, if he shall not be present, by the President or, if he shall not be present, by a Vice President or, if neither the Chairman of the Board nor the President nor any Vice President shall be present, by a person chosen by the shareholders at the meeting. The Secretary of the Corporation shall act as secretary of each meeting of the shareholders or, if he shall not be present, an Assistant Secretary designated by the chairman of the meeting shall act as such secretary or, if neither the Secretary nor any Assistant Secretary shall be present, the shareholders at the meeting may choose a secretary. The secretary shall keep minutes of the proceedings of the meeting and shall cause the same to be recorded in books provided for that purpose.

     Section 7. Inspectors of Election. Unless action in connection therewith has been taken by the Board of Directors, then, at each meeting of the shareholders, the chairman of the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more persons, who need not be shareholders, to act as inspectors of election at such meeting. The inspectors so appointed, before entering on the discharge of their duties, shall take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability.

     Section 8. Voting. At each meeting of the shareholders, each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the records of the Corporation and may vote either in person or by proxy.

     Any action, other than the election of directors, taken by the shareholders at a meeting shall be authorized by at least a majority of the votes cast on such action by shareholders entitled to vote thereon, except as otherwise provided by law. Directors shall be elected by a plurality of the votes cast at a meeting of the shareholders by shareholders entitled to vote in the election, except as may otherwise be provided by law.

     Section 9. Quorum. Except as otherwise provided by law, the presence at a meeting, in person or by proxy, of the holders of record of one-third of the shares of stock issued and outstanding, and entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business and the election of directors. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 10. List of Shareholders at Meeting. A list of shareholders entitled to vote as of the record date, certified by the Secretary or by any transfer agent of the Corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election if there be any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     Section 11. Written Consent of Shareholders. Any action required or permitted to be taken by vote at any meeting of the shareholders may be taken without a meeting if written consent, setting forth the action so taken, is signed by the holders of all of the issued and outstanding shares entitled to vote thereon.

                                   ARTICLE II

                               Board of Directors

     Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors. In addition to the powers and authorities expressly conferred on it by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the certificate of incorporation or by these By-laws, directed or required to be exercised or done by the shareholders.

     Section 2. Number of Directors. The initial number of directors shall be two. Thereafter, the number of directors shall be determined from time to time by a resolution of the Board of Directors; provided, that if such resolution effects a change in the number of directors such resolution shall be approved by at least a majority of the total number of directors which the Corporation would have if there were no vacancies, and further provided that the number of directors, if less than three, shall be not less than the number of shareholders who own all the shares of the Corporation beneficially and of record.

     Section 3. Term of Office. Each director shall continue in office until the next annual meeting of shareholders held after his election and until his successor has been elected and qualified, or until his death, resignation or removal.

     Section 4. Removal of Directors. Any director may be removed at any time, with or without cause, by the shareholders or, with cause, by the Board of Directors.

     Section 5. Vacancies. If any vacancy shall occur in the Board of Directors by reason of death, resignation, removal (with or without cause), increase in the number of directors or otherwise, such vacancy may be filled by a majority vote of the directors then in office, though less than a quorum; provided, however, that a vacancy resulting from removal by the shareholders may be filled by election by the shareholders at the same meeting or by the same written consent effecting such removal.

     Section 6. First Meetings. The first meeting of each newly elected Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, as soon as practicable after each annual election of directors, at the time and place, within or without the State of New York, specified in a notice given as hereinafter provided for notice of special meetings, or specified in a written waiver of notice. Such first meeting may be held, however, without notice, immediately following the annual meeting of shareholders at the place at which such annual meeting was held.

     Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of New York as may from time to time be determined by resolution of the Board.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Chairman of the Board or the President or Secretary on the written request of two directors. Special meetings shall be held at such times and at such places, within or without the State of New York, as shall be determined by the Chairman of the Board or by the President or by the directors requesting the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 9 of this Article II.

     Section 9. Notice of Meetings. When required by these By-Laws to be given, notice of the time and place of a meeting of the Board of Directors shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least two days before the day on which the meeting is to be held, or sent to him at such address by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Notice of any meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     Section 10. Quorum and Required Vote. At all meetings of the Board of Directors the presence in person of one-third of the total number of directors which the Corporation would have if there were no vacancies shall constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the certificate of incorporation or by these By-Laws, if a quorum shall be present, the act of a majority of the directors present shall be the act of the Board of Directors. However, any action which may be required or which may be permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board consent in writing to the adoption of a resolution authorizing the action.

     Section 11. Adjournment. At any meeting a majority of the directors present, without notice other than by announcement at the meeting, may adjourn such meeting to another time and place for any reason, whether or not a quorum is present.

     Section 12. Minutes. The Board of Directors shall keep minutes of its proceedings.

     Section 13. Compensation of Directors Directors shall not, as such, receive any salary from the Corporation but the Board of Directors may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the Board of Directors or any committee thereof. Nothing in this Section shall be construed to prevent the compensation of a director for services rendered to the Corporation in another capacity.

                                   ARTICLE III

                               Executive Committee

     Section 1. Designation, Term of Office and Qualifications. The Board of Directors may, by resolution adopted at any meeting by a vote of a majority of the total number of directors the Corporation would have if there were no vacancies, designate an Executive Committee consisting of three or more directors. Each member of the Executive Committee shall continue in office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his designation, or until he shall cease to be a director, or until his death, resignation or removal, or until the Board of Directors shall dissolve the Executive Committee. One or more directors may be designated, by a vote of a majority of the total number of directors the Corporation would have if there were no vacancies, to serve as alternate members of the Executive Committee in the absence of any regular member at any meeting or while any vacancy shall exist.

     Section 2. Powers. Except as may be otherwise provided in the resolution designating such Committee, the Executive Committee shall have and may exercise, during the intervals between meetings of the Board of Directors, all of the powers of the Board of Directors except that the Executive Committee shall not have power to submit to the shareholders any action or matter requiring shareholder authorization under the New York Business Corporation Law; to amend or repeal these By-Laws or adopt new By-Laws; to fill vacancies in the Board of Directors, or to dissolve, remove members or change the number of, or fill vacancies in, the Executive Committee; to fix the compensation for any director for serving on the Board of Directors or any committee; or to amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

     Section 3. Removal; Dissolution. Any member of the Executive Committee may be removed at any time, with or without cause, by a vote a majority of the total number of directors the Corporation would have if there were no vacancies, given at any meeting called for that purpose. The Board of Directors may, by a vote of a majority of the entire Board, dissolve the Executive Committee.

     Section 4. Vacancies. Any vacancy that shall occur in the Executive Committee by reason of death, resignation, removal or otherwise, may be filled at any meeting of the Board of Directors by a vote of a majority of the total number of Directors the Corporation would have if there were no vacancies.

     Section 5. Regular Meetings. Regular meetings of the Executive Committee may be held without notice at such times and at such places, within or without the State of New York, as may from time to time be determined by resolution duly adopted by the Executive Committee.

     Section 6. Special Meetings. Special meetings of the Executive Committee may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President or the Secretary on the written request of two members of the Executive Committee. Special meetings shall be held at such times and such places as shall be determined by the Chairman of the Board or the President or by the members requesting such meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in
Section 7 of this Article III.

     Section 7. Notice of Meetings. When required by these By-Laws to be given, notice of the time and place of a meeting of the Executive Committee shall be mailed to each member of the Executive Committee, addressed to him at his address as it appears on the records of the Corporation, or sent to him at such place by telegraph, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice need not state the purposes of the meeting. Notice of any meeting need not be given to any member of the Executive Committee who, whether before or after the meeting, waives such notice in writing (such writing to include telegraph, radio or cable) or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     Section 8. Quorum. At all meetings of the Executive Committee the presence in person of a majority of the total number of members which the Executive Committee would have if there were no vacancies shall constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the certificate of incorporation or by these By-Laws, if a quorum shall be present, the act of a majority of the members present shall be the act of the Executive Committee. However, any action which may be required or which may be permitted to be taken by the Executive Committee or by any other committee of the Board of Directors, may be taken without a meeting, if all of the members of the Executive Committee or such other committee consent in writing to the adoption of a resolution authorizing the action.

     Section 9. Adjournment. At any meeting a majority of the members present, without notice other than by announcement at the meeting, may adjourn such meeting to another time and place, whether or not a quorum is present.

     Section 10. Minutes. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the Board of Directors held next after such proceedings are taken.

     Section 11. Rules of Conduct. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with law, the certificate of incorporation or these By-Laws.

                                   ARTICLE IV

                                Other Committees

     The Board of Directors may, by resolution adopted at any meeting by a vote of a majority of the total number of directors the Corporation would have if there were no vacancies, designate such other committees consisting of three or more directors as it may deem advisable. Each such committee shall have such authority as shall be specified in the resolution designating such committee. The Board of Directors shall have power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                    ARTICLE V

                                    Officers

     Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, such number of Vice Presidents as the Board of Directors may from time to time determine, a Secretary, a Treasurer, a Comptroller, and such other officers as may be elected in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same person, except that no person may hold the offices of both President and Secretary.

     Section 2. Election, Term of Office, and Qualifications. The Chairman of the Board, the President, the Vice Presidents, the Secretary, the Treasurer and the Comptroller shall be elected by the Board of Directors and shall hold office until the first meeting of the Board held after the next annual meeting of shareholders and until their respective successors shall have been elected and shall qualify, or until death, resignation or removal. No officer need be a director or a shareholder of the Corporation.

     Section 3. Subordinate Officers and Agents. The Board of Directors may from time to time elect other officers, including without limitation one or more Assistant Secretaries and/or Assistant Treasurers, each of whom shall hold office for such term, have such authority and perform such duties as the Board of Directors may from time to time determine and shall be subject to removal at the pleasure of the Board of Directors.

     Section 4. Removal. Any officer may be removed at any time, with or without cause, by a vote of a majority of the directors then in office.

     Section 5. Vacancies. Any vacancy occurring in any office may be filled by the Board of Directors.

     Section 6. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the Board of Directors shall have general charge, supervision and direction of the affairs of the Corporation. He shall preside at meetings of the shareholders and of the Board of Directors. He shall keep the Board of Directors and the Executive Committee fully informed of the affairs of the Corporation and shall freely consult with them concerning the affairs of the Corporation.

     Section 7. President. The President shall perform such duties as may be assigned to him by the Board of Directors or the Chairman of the Board. In the absence or disability of the Chairman of the Board (such disability to be determined and declared by the Chairman of the Board or by the Board of Directors), the President shall perform the duties and functions and exercise all of the powers of the Chairman of the Board.

     Section 8. The Vice President. Each Vice President shall, in general, perform all duties and have all powers incident to the office of Vice President and shall perform such


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


other duties and have such other powers as may be assigned to him from time to time by these By-Laws or by the Board of Directors or the Chairman of the Board or the President. In the absence or disability of the President, the Vice President, or, if more than one, the Vice Presidents in the order of their seniority or such other order as the Board of Directors may from time to time determine, shall perform the duties and exercise the powers of the President.

     Section 9. The Secretary. The Secretary shall act as Secretary at, and keep the minutes of, the meetings of the shareholders and of the Board of Directors, and cause the same to be recorded in books provided for that purpose. He shall, in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws, by the Board of Directors or by the Chairman of the Board or by the President. He shall have custody of the seal of the Corporation and shall have authority to cause such seal to be affixed to, or impressed or otherwise reproduced upon, all documents the execution and delivery of which on behalf of the Corporation shall have been duly authorized.

     Section 10. The Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation He shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to him by these By-Laws, by the Board of Directors or by the Chairman of the Board or by the President.

     Section 11. The Comptroller. The Comptroller shall be the principal accounting officer of the Corporation. He shall have charge of all books and accounts relating to the revenues and expenditures. In general, he shall perform financial, accounting and all other duties incident to the office of principal accounting officer of the Corporation and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President.


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


     Section 12. Honorary Titles of Employees. The Board of Directors may by resolution from time to time confer upon employees of the Corporation the honorary titles of Senior Vice President Emeritus, Sales Vice President, Assistant Vice President-Sales, and Resident Vice President. Said titles shall be of an honorary nature only, and shall not subject their recipients to any duty or obligation of any officer of the Corporation nor shall they confer upon their recipients any authority or power to act in any capacity as an officer of the Corporation. Said titles may be revoked at any time with or without cause by resolution of the Board of Directors.

                                   ARTICLE VI

                                  Capital Stock

     Section 1. Certificates of Stock. The interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation which shall be in such form as the Board of Directors may, in accordance with law, from time to time adopt. Each such certificate shall be signed by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be sealed with the seal of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. In case such certificate is signed (i) by a transfer agent or (ii) by a transfer clerk and a registrar, the signature of the officers of the Corporation, and its seal, on such certificate, may be facsimiles. In case any officer who shall have signed, or whose facsimile signature shall have been used on, any such certificate shall cease to be such officer of the Corporation, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, and such issuance and delivery shall constitute adoption of such certificate by the Corporation. There shall be entered on the stock records of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

     Section 2. Transfer of Stock. A record of the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof shall be kept by the Corporation at its principal office in the State of New York, or at the office of its transfer agent or registrar in the State of New York. Transfers of shares of stock of the Corporation shall be made only on the records of the Corporation by the holder of record thereof, or by his attorney duly authorized in writing, upon the


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


surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, and accompanied by all necessary federal and state stock transfer tax stamps.

     Section 3. Lost, Stolen or Destroyed Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen or destroyed, but only on delivery to the Corporation, unless the Board of Directors otherwise determines, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, or such officer or officers of the Corporation or such transfer agent as the Board may from time to time designate, and of such evidence of such loss, theft or destruction as the Board, or such officer or officers or transfer agent, may require.

     Section 4. Regulations, Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices.

     Section 5. Record Dates. The Board of Directors may fix a day (1) not more than fifty days nor less than ten days prior to the day of holding any meeting of shareholders or (2) not more than fifty days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, or the day fixed for the payment of any dividend or the distribution of any subscription or other right or interest, or the day on which any other action is to be taken, as a record date for the determination of the shareholders who are entitled to notice of and to vote at such meeting or any adjournment thereof, or whose consent or dissent is required or may be expressed for any purpose, or who are entitled to receive such dividends or rights or interests or whose identity is to be determined for the purposes of any such other action.

     Section 6. Dividends and Reserves. Dividends shall be declared and paid at such times as the Board of Directors may determine, provided that no dividends shall be declared or paid contrary to applicable provisions of law or of the certificate of incorporation. The Board may from time to time set aside such sum or sums as the Board, in its discretion, may deem proper as a reserve fund for working capital, or to meeting contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation, or for any other purpose that the Board may deem to


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


be in the best interests of the Corporation. The Board may, in its discretion, modify or abolish any such reserve at any time.

                                   ARTICLE VII

                           Stock of Other Corporations

     Subject always to any specific directions of the Board of Directors, any rights or powers which the Corporation may have from time to time as the owner or holder of shares of stock or any other security of any other corporation may be exercised on behalf of the Corporation by the Chairman of the Board or the President of the Corporation in such manner as he shall from time to time determine; including, without limitation, the right or power of the Corporation to exercise at a meeting its voting rights under any such security, or to execute consents in lieu of a meeting, or to waive notice of any meeting, or to exercise or waive any subscription or other rights or options which the Corporation may have or receive as such owner or holder, or to execute a proxy or proxies with respect to any such security. The Board of Directors may at any time or from time to time grant authority to one or more officers of the Corporation to dispose of any such securities of any other corporation or corporations on such terms and conditions, to such person or persons and at such time or times as such officer or officers may determine.

                                  ARTICLE VIII

                               General Provisions

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year except as the Board of Directors may at any time or from time to time hereafter determine.

     Section 2. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may at any time or from time to time determine and may be used by causing it, or a facsimile, to be affixed or impressed or otherwise reproduced in any other manner. In addition to the Secretary of the Corporation, any officer, agent or other person duly authorized to execute any document, instrument or writing on behalf of the Corporation may affix, impress or otherwise reproduce the corporate seal thereon, or cause such corporate seal to be affixed, impressed or otherwise reproduced thereon.

     Section 3. Indemnification. Directors and officers of the Corporation shall be indemnified and held harmless to the full extent permitted by the New York Business Corporation Law. The Corporation shall indemnify and hold harmless each employee or agent of the Corporation, or other person other than directors and officers of the Corporation, against liabilities or expenses

(including, without limitation, judgments, fines, settlements and attorneys' fees in connection with any actions or proceedings, civil, criminal or administrative) arising out of acts performed for or on behalf of or at the request of the Corporation, to such extent and in such manner, permitted by law, as the Board of Directors may at any time or from time to time determine.

                                   ARTICLE IX

                                   Amendments

     By-Laws may be adopted, amended or repealed by the shareholders at any meeting thereof by the vote of at least a majority of the votes cast on such action by shareholders at the time entitled to vote in the election of directors. By-Laws may also be adopted, amended or repealed by the Board of Directors at any meeting thereof by the vote of at least a majority of the directors present. If any By-Law regulating the election of directors is adopted, amended or repealed, together with a concise statement of the changes made, shall be set forth in the notice of the next meeting of shareholders at which directors are to be elected. If any By-Law shall be adopted, amended or repealed by the Board of Directors the effect of which is to change the number of directors, such action shall be approved by at least a majority of the total number of directors which the Corporation would have if there were no vacancies.




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